For more information, contact

Final

Robert D. Sznewajs

President & CEO

(503) 598-3243

Anders Giltvedt

Executive Vice President & CFO

(503) 598-3250

West Coast Bancorp Reports Second Quarter 2012 Net Income of $6.0 million, a 30% Increase From The Same Quarter a Year Ago

•	Return on average assets was 1.01% in the second quarter 2012, an improvement from .76% in the same quarter last year.

•	Net income for the six month period ended, June 30, 2012 was $11.8 million, an increase of 21% from the same period in 2011.

•	The written agreement between the holding company and certain regulators was terminated on June 27, 2012.

•	Second quarter 2012 total noninterest expense declined 6%, or $1.5 million, from the same period in 2011.

•	The efficiency ratio improved to 70.3% in first half of 2012 from 75.1% in the same period in 2011.

Lake Oswego, OR – July 23, 2012 – West Coast Bancorp (NASDAQ: WCBO) (“Bancorp” or “Company”), the parent company of West Coast Bank (“Bank”) and West Coast Trust Company, Inc., today announced second quarter 2012 net income of $6.0 million or $.28 per diluted share compared to net income of $4.6 million or $.22 per diluted share in the same quarter of 2011. Net income for the first six months of 2012 was $11.8 million or $.55 per diluted share compared to net income of $9.7 million or $.45 per diluted share in the same period of 2011.

“Net income reached $11.8 million for the first half of 2012 and grew 21% or $2.1 million from the same period a year ago,” said Robert D. Sznewajs, President and Chief Executive Officer. “The continued reduction in credit-related costs and ongoing improvements in expense management were the primary contributors to the improved operating results. The Company’s return on average assets for the first half of 2012 reached 1.00% compared to .80% in the same period in 2011.”

WEST COAST BANCORP REPORTS SECOND QUARTER 2012 RESULTS July 23, 2012 Page 2 of 16

Table 1 below shows summary financial information for the quarters ended June 30, 2012, and 2011, and March 31, 2012.

Table 1
SUMMARY FINANCIAL INFORMATION

	Qtr. ended	Qtr. ended		Qtr. ended
	June 30,	June 30,		March 31,
(Dollars and shares in thousands)	2012	2011	Change	2012	Change
Net income	$6,034	$4,634	$1,400	$5,789	$245
Net income available to common stockholders [1]	$5,639	$4,312	$1,327	$5,393	246

Selective quarterly performance ratios
Return on average assets, annualized	1.01%	0.76%	0.25	0.98%	0.03%
Return on average equity, annualized	7.50%	6.58%	0.92	7.34%	0.16%
Efficiency ratio[2]	70.85%	76.05%	(5.20)	69.76%	1.09%

Share and Per Share Figures-Actual
Common shares outstanding at period end	19,295	19,316	(21)	19,295	-
Weighted average diluted shares[3]	21,547	21,326	221	21,348	199
Weighted average diluted shares-two class method [4]	20,256	20,025	231	20,054	202
Net income per diluted share	$0.28	$0.22	$0.06	$0.27	$0.01
Book value per common share	$15.91	$13.69	$2.22	$15.54	$0.37

[1]	Adjusted for the impact of allocating net income to participating instruments, which include restricted stock and Series B preferred stock.
[2]	The efficiency ratio has been computed as noninterest expense divided by the sum of net interest income on a tax equivalent basis and noninterest income excluding gains/losses on sales of securities.
[3]	Reflects the average dilutive impacts of Series B preferred stock (1,213), warrants (1,148), options (26), and restricted stock (78).
[4]	Reflects the calculation of diluted shares under the two-class method which includes average common (19,082), options (26), and warrants (1,148).

WEST COAST BANCORP REPORTS SECOND QUARTER 2012 RESULTS July 23, 2012 Page 3 of 16

Balance Sheet Overview

Total loans at June 30, 2012, increased $25 million or 2% from March 31, 2012, with growth occurring in the commercial real estate term and construction portfolios. Second quarter 2012 average total loan balances of $1.48 billion declined $44 million or 3% from the same quarter of 2011. The decline was primarily a result of lower average commercial, mortgage, and home equity balances. Home equity loan and line production continues to reflect the effects of residential real estate market conditions. The yield on the loan portfolio of 5.08% in the most recent quarter declined 25 basis points compared to the second quarter last year as higher yielding loans paid off and new loans were originated at lower yields reflecting prevailing market interest rates. The yield on loans contracted 12 basis points in the second quarter of 2012 from the first quarter of 2012.

Table 2
AVERAGE LOANS FOR THE QUARTER
(Dollars in thousands)	June 30,	% of	June 30,	% of	Change		March 31,	% of
	2012	Total	2011	total	Amount	%	2012	Total
Commercial loans	$284,473	19%	$301,436	20%	$(16,963)	-6%	$288,395	19%
Commercial real estate construction	23,200	2%	19,029	1%	4,171	22%	18,547	1%
Residential real estate construction	11,283	1%	17,223	1%	(5,940)	-34%	12,680	1%
Total real estate construction loans	34,483	3%	36,252	2%	(1,769)	-5%	31,227	2%
Mortgage	62,610	4%	73,303	5%	(10,693)	-15%	66,125	5%
Home equity	252,014	17%	266,221	17%	(14,207)	-5%	254,883	17%
Total real estate mortgage	314,624	21%	339,524	22%	(24,900)	-7%	321,008	22%
Commercial real estate loans	832,870	56%	831,738	55%	1,132	0%	828,681	56%
Installment and other consumer loans	12,776	1%	14,220	1%	(1,444)	-10%	13,211	1%
Total loans	$1,479,226		$1,523,170		$(43,944)	-3%	$1,482,522

Yield on loans	5.08%		5.33%		(0.25)		5.20%

WEST COAST BANCORP REPORTS SECOND QUARTER 2012 RESULTS July 23, 2012 Page 4 of 16

The 2012 second quarter average balance of total cash equivalents and investment securities of $775 million remained relatively unchanged over the past twelve months. The Company reduced its average cash equivalents balance by $50 million in the most recent quarter from the second quarter of 2011 while increasing its investment securities portfolio by $29 million. The shift towards the investment portfolio reflected efforts to improve net interest income and margin in a period where market interest rates are expected to remain low for some time. Over the past year, the Company has increased its investments in U.S. government agency and municipal securities. During this time purchases consisted principally of U.S. government agency securities with 3-5-year maturities as well as 10-year and 15-year fully amortizing U.S. government agency mortgage-backed securities. The expected duration of the investment portfolio was approximately 2.8 years at June 30, 2012, compared to approximately 3.0 years a year ago.

The 2012 second quarter yield on total cash equivalents and investment securities balances was 2.29%, a decline of 31 basis points from the corresponding quarter of 2011, and down 7 basis points from the first quarter of 2012. This reflected continued investment securities purchases with yields lower than those that matured or were called in the portfolio.

Table 3
AVERAGE CASH EQUIVALENTS AND INVESTMENT SECURITIES FOR THE QUARTER
(Dollars in thousands)	June 30,	June 30,	Change		March 31,
	2012	2011	Amount	%	2012
Cash equivalents:
Federal funds sold	$2,555	$4,790	$(2,235)	-47%	$2,601
Interest-bearing deposits in other banks	45,260	93,225	(47,965)	-51%	35,334
Total cash equivalents	47,815	98,015	(50,200)	-51%	37,935

Investment securities:
U.S. Treasury securities	200	4,261	(4,061)	-95%	202
U.S. Government agency securities	230,509	183,601	46,908	26%	213,035
Corporate securities	8,516	9,846	(1,330)	-14%	8,507
Mortgage-backed securities	407,011	427,944	(20,933)	-5%	414,198
Obligations of state and political sub.	67,882	59,850	8,032	13%	61,337
Equity investments and other securities	12,735	12,614	121	1%	12,721
Total investment securities	726,853	698,116	28,737	4%	710,000

Total cash equivalents and investment securities	$774,668	$796,131	$(21,463)	-3%	$747,935

Tax equivalent yield on cash equivalents and investment securities	2.29%	2.60%	(0.31)		2.36%

WEST COAST BANCORP REPORTS SECOND QUARTER 2012 RESULTS July 23, 2012 Page 5 of 16

Average total deposits of $1.87 billion in the second quarter 2012 declined 3% or $62 million from the same period in 2011 and were substantially unchanged from the prior quarter. Consistent with past trends, the Company continued to reduce its time deposit balances, which declined $74 million or 33% from the corresponding quarter in 2011. Time deposits represented 8% of the Company’s average total deposits in the most recent quarter compared to 12% during the same quarter of 2011.

Table 4
AVERAGE DEPOSITS, BORROWINGS AND SUBORDINATED DEBENTURES FOR THE QUARTER
(Dollars in thousands)	Q2	% of	Q2	% of	Change		Q1	% of
	2012	Total	2011	Total	Amount	%	2012	Total
Demand deposits	$621,547	33%	$578,562	29%	$42,985	7%	$585,749	31%
Interest-bearing demand	374,579	20%	365,407	19%	9,172	3%	366,635	20%
Total checking deposits	996,126	53%	943,969	48%	52,157	6%	952,384	51%
Savings	127,930	7%	110,683	6%	17,247	16%	123,725	7%
Money market	596,949	32%	654,668	34%	(57,719)	-9%	623,111	33%
Total non-time deposits	1,721,005	92%	1,709,320	88%	11,685	1%	1,699,220	91%
Time deposits	151,085	8%	224,674	12%	(73,589)	-33%	167,418	9%
Total deposits	$1,872,090	100%	$1,933,994	100%	$(61,904)	-3%	$1,866,638	100%

Average rate on total deposits	0.09%		0.31%		(0.22)		0.12%

Average borrowings and
subordinated debentures	$178,241		$219,599		$(41,358)	-19%	$171,505

Rate on borrowings and
subordinated debentures	1.44%		3.04%		(1.60)		1.46%

Second quarter 2012 average total checking balances of $996 million grew $52 million or 6% from second quarter 2011 and represented 53% of the Company’s average total deposits in the quarter. The lower market interest rates and continuing shift in the mix of deposit balances from time deposits to non-time deposits over the past year reduced the average rate paid on total deposits to 9 basis points in the most recent quarter, a decline of 22 basis points from the corresponding quarter in 2011 and a decline of 3 basis points for sequential quarters.

WEST COAST BANCORP REPORTS SECOND QUARTER 2012 RESULTS July 23, 2012 Page 6 of 16

Capital Position

As shown in Table 5 below, the Company improved its June 30, 2012, capital position compared to June 30, 2011. This was primarily due to continued profitability.

On June 27, 2012, the Written Agreement between the Federal Reserve Bank of San Francisco, the State of Oregon, Division of Finance and Corporate Securities (“DFCS”), and the Company was terminated. This agreement precluded Bancorp from paying cash dividends to shareholders as well as requiring Bancorp to maintain risk-based capital ratios in excess of that required for well capitalized status. The Memorandum of Understanding between the Federal Deposit Insurance Corporation (“FDIC”), DFCS and West Coast Bank remains in place and restricts payments of dividends from the Bank to Bancorp.

Table 5
CAPITAL RATIOS

	June 30,	June 30,		March 31,
	2012	2011	Change	2012	Change
West Coast Bancorp
Tier 1 risk-based capital ratio	20.33%	17.99%	2.34	20.36%	(0.03)
Total risk-based capital ratio	21.50%	19.25%	2.25	21.53%	(0.03)
Leverage ratio	15.55%	13.55%	2.00	15.41%	0.14

West Coast Bank
Tier 1 risk-based capital ratio	19.62%	17.30%	2.32	19.62%	-
Total risk-based capital ratio	20.88%	18.56%	2.32	20.88%	-
Leverage ratio	15.02%	13.04%	1.98	14.85%	0.17

WEST COAST BANCORP REPORTS SECOND QUARTER 2012 RESULTS July 23, 2012 Page 7 of 16

Operating Results

As shown in Table 6 below, pre-tax income in the second quarter of 2012 was $9.3 million, an increase of $5.6 million or 155% from the corresponding quarter in 2011, and a $.4 million or 4% improvement from the first quarter of 2012. The improvement was principally the result of declines in the provision for credit losses and total noninterest expense. Net income of $6.0 million in the second quarter of 2012 increased $1.4 million or 30% from the corresponding quarter last year, and $.2 million or 4% from the first quarter of 2012.

Table 6
SUMMARY INCOME STATEMENT
(Dollars in thousands)	Q2	Q2	Change		Q1	Change
	2012	2011	$	%	2012	$	%

Net interest income	$21,773	$21,961	$(188)	-1%	$22,133	$(360)	-2%
Provision (benefit) for credit losses	(492)	3,426	(3,918)	-114%	89	(581)	-653%
Noninterest income	8,494	8,070	424	5%	7,887	607	8%
Noninterest expense	21,476	22,958	(1,482)	-6%	21,025	451	2%
Income before income taxes	9,283	3,647	5,636	155%	8,906	377	4%
Provision (benefit) for income taxes	3,249	(987)	4,236	429%	3,117	132	4%
Net income	$6,034	$4,634	$1,400	30%	$5,789	$245	4%

Second quarter 2012 net interest income of $21.8 million declined $.2 million from the same quarter in 2011. This was primarily a result of lower average earning asset balances and a declining yield on those earning assets more than offsetting the lower cost of FHLB borrowings and interest-bearing deposits. The second quarter 2012 net interest margin of 3.93% increased 8 basis points from the corresponding quarter last year largely due to lower volume and cost of interest-bearing liabilities. For the sequential quarters, the net interest margin contracted 11 basis points mainly as a result of declining yield on the loan portfolio.

Table 7
NET INTEREST SPREAD AND MARGIN
(Annualized, tax-equivalent basis)	Q2	Q2		Q1
	2012	2011	Change	2012	Change
Yield on average interest-earning assets	4.12%	4.39%	(0.27)	4.25%	(0.13)
Rate on average interest-bearing liabilities	0.30%	0.80%	(0.50)	0.33%	(0.03)
Net interest spread	3.82%	3.59%	0.23	3.92%	(0.10)
Net interest margin	3.93%	3.85%	0.08	4.04%	(0.11)

WEST COAST BANCORP REPORTS SECOND QUARTER 2012 RESULTS July 23, 2012 Page 8 of 16

As shown in Table 8 below, second quarter 2012 total noninterest income of $8.5 million increased $.4 million or 5% from the same quarter in 2011. The increase can be attributed to a rise in sales of Small Business Administration and residential mortgage loans, along with an increase in trust and investment services revenues. These increases were partly offset by a $.4 million or 10% decline in deposit service charges. Total noninterest income increased 8% or $.6 million from the first quarter of 2012, in large part due to growth in deposit service charges, which increased $.4 million or 14% as a result of repricing actions taken in the second quarter.

The total net loss on OREO of $1.0 million in the quarter ended June 30, 2012, increased slightly from a $.9 million net loss in the same quarter of 2011, and from $.6 million on a linked-quarter basis. Excluding the total net loss on OREO, the Company’s second quarter noninterest income grew both on a year-over-year and sequential quarter basis.

Table 8
NONINTEREST INCOME
(Dollars in thousands)	Q2	Q2	Change		Q1	Change
	2012	2011	$	%	2012	$	%
Noninterest income
Service charges on deposit accounts	$3,212	$3,575	$(363)	-10%	$2,818	$394	14%
Payment systems-related revenue	3,084	3,169	(85)	-3%	3,073	11	0%
Trust and investment services revenues	1,457	1,208	249	21%	935	522	56%
Gains on sales of loans	722	300	422	141%	735	(13)	-2%
Gains on sales of securities	228	130	98	75%	147	81	55%
Other-than-temporary impairment losses	-	(179)	179	0%	(49)	49	0%
Other	821	777	44	6%	802	19	2%
Total	9,524	8,980	544	6%	8,461	1,063	13%

OREO gains (losses) on sale	183	645	(462)	-72%	(53)	236	445%
OREO valuation adjustments	(1,213)	(1,555)	342	22%	(521)	(692)	-133%
Total net loss on OREO	(1,030)	(910)	(120)	-13%	(574)	(456)	-79%

Total noninterest income	$8,494	$8,070	$424	5%	$7,887	$607	8%

WEST COAST BANCORP REPORTS SECOND QUARTER 2012 RESULTS July 23, 2012 Page 9 of 16

As shown in Table 9 below, the Company’s total noninterest expense of $21.5 million in the second quarter of 2012 declined by $1.5 million or 6% from the same quarter in 2011. The efficiency ratio declined to 70.9% from 76.1% during the same periods. As a result of cost savings initiatives and product changes implemented over the past year, marketing, payment system, occupancy and other noninterest expense declined. Comparing the second quarter of 2012 to the corresponding quarter in 2011, lower salary expenses were offset by higher employee benefit costs. The year-over-year second quarter reduction in marketing expense of $.6 million was related to the Company’s introduction of a new consumer deposit product marketing strategy in 2012. Additionally, the other noninterest expense category declined $.5 million in the most recent quarter of 2012 compared to the same period a year ago, with $.2 million of the decline resulting from a lower FDIC deposit insurance premium assessment. The increase in total noninterest expense in the second quarter of 2012 compared to the first quarter of 2012 was primarily attributable to the increase in employee benefit costs.

Table 9
NONINTEREST EXPENSE
(Dollars in thousands)	Q2	Q2	Change		Q1	Change
	2012	2011	$	%	2012	$	%
Noninterest expense
Salaries and employee benefits	$12,081	$12,119	$(38)	0%	$11,478	$603	5%
Equipment	1,584	1,564	20	1%	1,662	(78)	-5%
Occupancy	2,119	2,232	(113)	-5%	2,075	44	2%
Payment systems-related expense	1,075	1,350	(275)	-20%	1,119	(44)	-4%
Professional fees	1,060	976	84	9%	1,111	(51)	-5%
Postage, printing and office supplies	729	862	(133)	-15%	819	(90)	-11%
Marketing	255	831	(576)	-69%	312	(57)	-18%
Communications	419	389	30	8%	380	39	10%
Other noninterest expense	2,154	2,635	(481)	-18%	2,069	85	4%
Total noninterest expense	$21,476	$22,958	$(1,482)	-6%	$21,025	$451	2%

Income Taxes

Second quarter 2012 provision for income taxes was $3.2 million compared to a benefit for income taxes of $1.0 million in the same quarter of 2011. The second quarter 2012 provision for income taxes is the result of an effective tax rate of 35% on pre-tax income. The provision for taxes in the second quarter last year reflected the impact of the Company’s deferred tax asset valuation allowance maintained at that time, which was subsequently fully reversed in the fourth quarter of 2011.

WEST COAST BANCORP REPORTS SECOND QUARTER 2012 RESULTS July 23, 2012 Page 10 of 16

Credit Quality

The Company recorded a benefit for credit losses of $.5 million in the second quarter of 2012, a significant improvement compared to a provision for credit losses of $3.4 million in the second quarter of 2011 and $.1 million in the previous quarter of 2012. Second quarter 2012 net charge-offs of $.2 million, or .07% of average loans on an annualized basis, declined from 1.22% in the corresponding quarter in 2011 and .39% on a linked-quarter basis. The net charge off and benefit for credit losses in the second quarter of 2012 were heavily influenced by a recovery of $1.1 million related to a commercial real estate loan. As shown in the table below, net charge-offs declined in every loan category from the second quarter last year.

Table 10
ALLOWANCE FOR CREDIT LOSSES AND NET CHARGEOFFS
		Charge-offs as		Charge-offs as		Charge-offs as
		a % of average		a % of average		a % of average
(Dollars in thousands)	Q2	loan balance	Q2	loan balance	Q1	loan balance
	2012	annualized	2011	annualized	2012	annualized
Allowance for credit losses, beginning of period	$34,634		$40,429		$35,983
Total provision (benefit) for credit losses	(492)		3,426		89
Loan net charge-offs:
Commercial	223	0.32%	321	0.43%	(5)	-0.01%
Commercial real estate construction	-	0.00%	648	13.66%	-	0.00%
Residential real estate construction	(29)	-1.03%	213	4.96%	1	0.03%
Total real estate construction	(29)	-0.34%	861	9.53%	1	0.01%
Mortgage	92	0.59%	222	1.21%	534	3.28%
Home equity	336	0.54%	2,291	3.45%	542	0.86%
Total real estate mortgage	428	0.55%	2,513	2.97%	1,076	1.36%
Commercial real estate	(580)	-0.28%	561	0.27%	41	0.02%
Installment and consumer	57	1.79%	185	5.22%	165	5.08%
Overdraft	143	0.00%	183	0.00%	160	0.00%
Total loan net charge-offs	242	0.07%	4,624	1.22%	1,438	0.39%

Total allowance for credit losses	$33,900		$39,231		$34,634
Components of allowance for credit losses:
Allowance for loan losses	$33,132		$38,422		$33,854
Reserve for unfunded commitments	768		809		780
Total allowance for credit losses	$33,900		$39,231		$34,634

Net loan charge-offs to average loans (annualized)	0.07%		1.22%		0.39%
Allowance for loan losses to total loans	2.22%		2.53%		2.30%
Allowance for credit losses to total loans	2.27%		2.58%		2.35%
Allowance for loan losses to nonperforming loans	99%		76%		80%
Allowance for credit losses to nonperforming loans	101%		78%		82%

WEST COAST BANCORP REPORTS SECOND QUARTER 2012 RESULTS July 23, 2012 Page 11 of 16

The allowance for credit losses was $33.9 million or 2.27% of total loans at June 30, 2012, compared to an allowance for credit losses of $39.2 million or 2.58% of total loans a year earlier and $34.6 million or 2.35% of total loans at March 31, 2012. The decline in the allowance for credit losses and the allowance relative to total loans reflected the improving trend in the overall risk profile of the loan portfolio. Other factors that reduced reserve requirements and the allowance for credit losses year-over-year included lower loan balances and adjustments made to the reserve percentages. The allowance for credit losses relative to nonperforming loans increased from 78% a year ago to 101% at June 30, 2012. The Company’s estimate of an appropriate allowance for credit losses will continue to be closely related to the loan portfolio’s credit quality performance trends and the region’s economic conditions.

Total nonperforming assets at June 30, 2012, were $59.3 million or 2.46% of total assets, and represented a 31% reduction from $86.0 million or 3.49% of total assets a year ago, and a decline of 15% from $69.7 million or 2.89% as of March 31, 2012.

Over the past twelve months, total nonaccrual loans declined $17.1 million or 34% to $33.6 million at June 30, 2012, with declines in all loan categories.

Table 11
NONPERFORMING ASSETS
(Dollars in thousands)	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2012	2012	2011	2011	2011
Loans on nonaccrual status:
Commercial	$6,199	$6,482	$7,750	$9,987	$9,280
Real estate construction:
Commercial real estate construction	3,750	3,749	3,750	3,886	4,357
Residential real estate construction	1,936	1,981	2,073	3,311	3,439
Total real estate construction	5,686	5,730	5,823	7,197	7,796
Real estate mortgage:
Mortgage	7,044	10,744	9,624	10,877	11,527
Home equity	2,239	2,528	2,325	3,285	2,755
Total real estate mortgage	9,283	13,272	11,949	14,162	14,282
Commercial real estate	12,384	16,648	15,070	21,513	19,263
Installment and consumer	-	1	5	6	1
Total nonaccrual loans	33,552	42,133	40,597	52,865	50,622
90 days past due not on nonaccrual	-	-	-	-	-
Total nonperforming loans	33,552	42,133	40,597	52,865	50,622

Other real estate owned	25,726	27,525	30,823	30,234	35,374
Total nonperforming assets	$59,278	$69,658	$71,420	$83,099	$85,996

Nonperforming loans to total loans	2.24%	2.86%	2.70%	3.52%	3.33%
Nonperforming assets to total assets	2.46%	2.89%	2.94%	3.30%	3.49%

Total delinquent loans 30-89 days past due	$3,422	$4,095	$4,273	$5,556	$9,961
Delinquent loans to total loans	0.23%	0.28%	0.28%	0.37%	0.65%

WEST COAST BANCORP REPORTS SECOND QUARTER 2012 RESULTS July 23, 2012 Page 12 of 16

As indicated in Table 12 below, during the most recent quarter the Company disposed of 30 OREO properties with a book value of $3.9 million while acquiring 28 properties with a book value of $3.3 million and recording OREO valuation adjustments totaling $1.2 million. The combination of these transactions resulted in a $1.8 million or 7% net reduction in total OREO during the second quarter of 2012 to $25.7 million at June 30, 2012. The OREO balance reflected write-downs of 55% from original loan principal. The largest balance in the OREO portfolio at June 30, 2012, was in the income-producing properties category followed by homes and land, all of which are located within the Company’s footprint.

Table 12
OTHER REAL ESTATE OWNED ACTIVITY
(Dollars in thousands)	Q2 2012		Q2 2011		Q1 2012
	Amount	#	Amount	#	Amount	#
Beginning balance	$27,525	246	$39,329	399	$30,823	264
Additions to OREO	3,304	28	4,270	18	810	9
Dispositions of OREO	(3,890)	(30)	(6,670)	(51)	(3,587)	(27)
OREO valuation adjustment	(1,213)	-	(1,555)	-	(521)	-
Ending balance	$25,726	244	$35,374	366	$27,525	246

Table 13
OTHER REAL ESTATE OWNED BY PROPERTY TYPE
(Dollars in thousands)	June 30,	# of	June 30,	# of	Mar. 31,	# of
	2012	properties	2011	properties	2012	properties
Income-producing properties	$8,106	13	$9,237	14	$9,352	15
Homes	5,539	20	10,108	43	5,228	16
Land	4,780	15	4,052	11	4,710	14
Residential site developments	3,104	126	5,912	215	3,367	136
Lots	1,999	42	3,126	52	2,453	49
Multifamily	1,570	20	673	11	408	4
Condominiums	325	2	1,900	14	1,641	6
Commercial site developments	303	6	366	6	366	6
Total	$25,726	244	$35,374	366	$27,525	246

WEST COAST BANCORP REPORTS SECOND QUARTER 2012 RESULTS July 23, 2012 Page 13 of 16

Other

The Company will hold a Webcast conference call Monday, July 23, 2012, at 1:00 p.m. Pacific Time, during which the Company will discuss second quarter 2012 results and current activities. To access the conference call via a live Webcast, go to www.wcb.com and click on Investor Relations and the “2nd Quarter 2012 Earnings Conference Call” tab. The conference call may also be accessed by dialing (866) 394-3464, Conference ID#: 92767115 a few minutes prior to 1:00 p.m. Pacific Time. The call will be available for replay by accessing the Company’s website at www.wcb.com and following the same instructions.

West Coast Bancorp is a publicly held, Northwest bank holding company headquartered in Oregon with $2.4 billion in assets, and the parent company of West Coast Bank and West Coast Trust Company, Inc. West Coast Bank operates 58 branches in Oregon and Washington. The Company serves clients who seek the resources, sophisticated products and expertise of larger financial institutions, along with the local decision-making, market knowledge, and customer service orientation of a community bank. The Company offers a broad range of banking, investment, fiduciary and trust services.  For more information, please visit the Company web site at www.wcb.com.

Forward Looking Statements

Statements in this release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. These statements can often be identified by words such as "expects," "believes," “projects,” “anticipates,” or "will," or other words of similar meaning, and specifically include in this release all statements regarding the expected future benefits of our ongoing cost-cutting initiatives. Actual results could be quite different from those expressed or implied by the forward-looking statements, which give our current expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

A number of factors could cause results to differ significantly from our expectations, including, among others, the effects of (i) market conditions in our service areas on our efforts to continue to reduce our levels of nonperforming assets and increase loan originations, (ii) cost reduction initiatives, and (iii) risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2011, including under the heading "Forward Looking Statement Disclosure" and in the section "Risk Factors”.

WEST COAST BANCORP REPORTS SECOND QUARTER 2012 RESULTS July 23, 2012 Page 14 of 16

Table 14
INCOME STATEMENT
(Dollars and shares in thousands)	Q2	Q2	Change		Q1	Year to date
	2012	2011	$	%	2012	2012	2011
Net interest income
Interest and fees on loans	$18,699	$20,231	$(1,532)	-8%	$19,209	$37,908	$40,530
Interest on investment securities	4,110	4,811	(701)	-15%	4,099	8,209	9,359
Other interest income	32	62	(30)	-48%	25	57	133
Total interest income	22,841	25,104	(2,263)	-9%	23,333	46,174	50,022
Interest expense on deposit accounts	431	1,476	(1,045)	-71%	577	1,008	3,285
Interest on borrowings and subordinated deb.	637	1,667	(1,030)	-62%	623	1,260	3,264
Total interest expense	1,068	3,143	(2,075)	-66%	1,200	2,268	6,549
Net interest income	21,773	21,961	(188)	-1%	22,133	43,906	43,473

Provision (benefit) for credit losses	(492)	3,426	(3,918)	-114%	89	(403)	5,502

Noninterest income
Service charges on deposit accounts	3,212	3,575	(363)	-10%	2,818	6,030	7,219
Payment systems related revenue	3,084	3,169	(85)	-3%	3,073	6,157	6,099
Trust and investment services revenues	1,457	1,208	249	21%	935	2,392	2,356
Gains on sales of loans	722	300	422	141%	735	1,457	813
Net OREO valuation adjustments
and gains (losses) on sales	(1,030)	(910)	(120)	-13%	(574)	(1,604)	(1,244)
Other-than-temporary impairment losses	-	(179)	179	-	(49)	(49)	(179)
Gain on sales of securities	228	130	98	75%	147	375	397
Other	821	777	44	6%	802	1,623	1,525
Total noninterest income	8,494	8,070	424	5%	7,887	16,381	16,986
Noninterest expense
Salaries and employee benefits	12,081	12,119	(38)	0%	11,478	23,559	23,996
Equipment	1,584	1,564	20	1%	1,662	3,246	3,092
Occupancy	2,119	2,232	(113)	-5%	2,075	4,194	4,397
Payment systems related expense	1,075	1,350	(275)	-20%	1,119	2,194	2,597
Professional fees	1,060	976	84	9%	1,111	2,171	1,958
Postage, printing and office supplies	729	862	(133)	-15%	819	1,548	1,672
Marketing	255	831	(576)	-69%	312	567	1,482
Communications	419	389	30	8%	380	799	767
Other noninterest expense	2,154	2,635	(481)	-18%	2,069	4,223	5,550
Total noninterest expense	21,476	22,958	(1,482)	-6%	21,025	42,501	45,511
Income before income taxes	9,283	3,647	5,636	155%	8,906	18,189	9,446
Provision (benefit) for income taxes	3,249	(987)	4,236	429%	3,117	6,366	(293)
Net income	$6,034	$4,634	$1,400	30%	$5,789	$11,823	$9,739

Net income per share:
Basic	$0.29	$0.23	$0.06		$0.28	$0.58	$0.48
Diluted	$0.28	$0.22	$0.06		$0.27	$0.55	$0.45

Weighted average common shares	19,082	19,006	76		19,038	19,060	18,983
Weighted average diluted shares	20,256	20,025	231		20,054	20,161	19,982

Tax equivalent net interest income	$22,046	$22,249	$(203)		$22,398	$44,444	$44,019

WEST COAST BANCORP REPORTS SECOND QUARTER 2012 RESULTS July 23, 2012 Page 15 of 16

Table 15
BALANCE SHEETS
(Dollars in thousands)	June 30,	June 30,	Change		Mar. 31,
	2012	2011	$	%	2012
Assets:
Cash and due from banks	$55,332	$54,296	$1,036	2%	$59,146
Federal funds sold	2,740	2,367	373	16%	1,803
Interest-bearing deposits in other banks	52,815	33,583	19,232	57%	108,735
Total cash and cash equivalents	110,887	90,246	20,641	23%	169,684
Investment securities	708,884	760,704	(51,820)	-7%	670,534
Loans	1,495,797	1,521,147	(25,350)	-2%	1,470,848
Allowance for loan losses	(33,132)	(38,422)	5,290	14%	(33,854)
Loans, net	1,462,665	1,482,725	(20,060)	-1%	1,436,994
Total interest earning assets	2,261,029	2,319,332	(58,303)	-3%	2,254,019
OREO, net	25,726	35,374	(9,648)	-27%	27,525
Other assets	100,277	93,507	6,770	7%	104,550
Total assets	$2,408,439	$2,462,556	$(54,117)	-2%	$2,409,287

Liabilities and Stockholders' Equity:
Demand	$648,819	$599,020	$49,799	8%	$620,015
Savings and interest-bearing demand	497,135	465,779	31,356	7%	503,829
Money market	585,421	658,185	(72,764)	-11%	614,831
Time deposits	145,510	208,013	(62,503)	-30%	155,830
Total deposits	1,876,885	1,930,997	(54,112)	-3%	1,894,505
Borrowings and subordinated debentures	178,900	219,599	(40,699)	-19%	171,000
Reserve for unfunded commitments	768	809	(41)	-5%	780
Other liabilities	23,869	25,582	(1,713)	-7%	22,020
Total liabilities	2,080,422	2,176,987	(96,565)	-4%	2,088,305
Stockholders' equity	328,017	285,569	42,448	15%	320,982
Total liabilities and stockholders' equity	$2,408,439	$2,462,556	$(54,117)	-2%	$2,409,287

WEST COAST BANCORP REPORTS SECOND QUARTER 2012 RESULTS July 23, 2012 Page 16 of 16

Table 16
PERIOD END LOANS
(Dollars in thousands)	June 30,	% of	June 30,	% of	Change		Mar. 31,	% of
	2012	Total	2011	total	Amount	%	2012	Total
Commercial loans	$292,643	19%	$297,817	20%	$(5,174)	-2%	$278,195	19%
Commercial real estate construction	33,477	2%	17,024	1%	16,453	97%	19,839	1%
Residential real estate construction	10,549	1%	15,410	1%	(4,861)	-32%	12,082	1%
Total real estate construction loans	44,026	3%	32,434	2%	11,592	36%	31,921	2%
Mortgage	59,970	4%	72,708	5%	(12,738)	-18%	65,063	5%
Home equity	248,921	17%	264,016	17%	(15,095)	-6%	252,990	17%
Total real estate mortgage	308,891	21%	336,724	22%	(27,833)	-8%	318,053	22%
Commercial real estate loans	837,415	56%	839,665	55%	(2,250)	0%	830,053	56%
Installment and other consumer loans	12,822	1%	14,507	1%	(1,685)	-12%	12,626	1%
Total loans	$1,495,797		$1,521,147		$(25,350)	-2%	$1,470,848

Table 17
AVERAGE BALANCE SHEETS
(Dollars in thousands)	Q2	Q2	Q1	Year to date
	2012	2011	2012	2012	2011
Cash and due from banks	$51,903	$52,273	$50,017	$50,960	$50,495
Federal funds sold	2,555	4,790	2,601	2,578	4,371
Interest-bearing deposits in other banks	45,260	93,225	35,334	40,297	99,972
Total cash and cash equivalents	99,718	150,288	87,952	93,835	154,838
Investment securities	726,853	698,116	710,000	718,426	685,850
Total loans	1,479,226	1,523,170	1,482,522	1,480,874	1,526,213
Allowance for loan losses	(33,699)	(38,944)	(35,249)	(34,474)	(39,616)
Loans, net	1,445,527	1,484,226	1,447,273	1,446,400	1,486,597
Total interest earning assets	2,254,192	2,319,980	2,232,288	2,243,240	2,317,311
Other assets	123,179	127,895	132,951	127,984	128,438
Total assets	$2,395,277	$2,460,525	$2,378,176	$2,386,645	$2,455,723

Demand	$621,547	$578,562	$585,749	$603,647	$565,468
Savings and interest-bearing demand	502,509	476,090	490,361	496,436	463,316
Money market	596,949	654,668	623,111	610,030	657,653
Time deposits	151,085	224,674	167,417	159,251	246,733
Total deposits	1,872,090	1,933,994	1,866,638	1,869,364	1,933,170
Borrowings and subordinated debentures	178,241	219,599	171,505	174,873	219,599
Total interest bearing liabilities	1,428,784	1,575,031	1,452,394	1,440,590	1,587,301
Other liabilities	21,550	24,331	22,782	22,085	24,656
Stockholders' equity	323,396	282,601	317,251	320,323	278,298
Total liabilities and stockholders' equity	$2,395,277	$2,460,525	$2,378,176	$2,386,645	$2,455,723